UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of report (Date of earliest event reported)

                                February 16, 2005

                                VTEX Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                   000-22661                        76-0582614
           (Commission File Number)       (IRS Employer Identification No.)

                        8303 Southwest Freeway, Suite 950
                              Houston, Texas 77074
              (Address of Principal Executive Offices and Zip code)

                                 (713) 773-3284
              (Registrant's Telephone Number, Including Area Code)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

     On February 16, 2005, pursuant to a consulting agreement between the Company and Arcoa Advisors, L.L.C., we issued 825,000 shares of common stock in exchange for services rendered on behalf of the Company. The Company has valued the common stock at $0.33 per share.

     On February 16, 2005 we issued 150,000 shares of common stock pursuant to a loan agreement between the Company and Mustang Island Gathering, L.L.C., The Company has valued the common stock at $0.33 per share.

     On February 16, 2005, pursuant to a consulting agreement between the Company and PiedmontIR, L.L.C.., we issued 100,000 shares of common stock to R. Keith Fetter in exchange for services rendered on behalf of the Company. The Company has valued the common stock at $0.33 per share.

     On February 16, 2005, pursuant to a consulting agreement between the Company and PiedmontIR, L.L.C.., we issued 100,000 shares of common stock to Darren Bankston in exchange for services rendered on behalf of the Company. The Company has valued the common stock at $0.33 per share.

     On February 16, 2005, pursuant to loan agreements between the Company and seven private investors, we issued 195,000 shares of common stock as additional consideration for loans made to the Company by the investors. The Company has valued the common stock at $0.33 per share.

     We relied on Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

                                    SIGNATURE

     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       VTEX ENERGY, INC.



Date: February 22, 2005           By:  /s/ Randal B. McDonald, Jr.
                                       ---------------------------
                                       Randal B. McDonald, Jr.
                                       Chief Financial Officer





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